Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Deb Weyker, Vice President Marketing

Phone: (920) 652-3274

dweyker@bankfirstwi.bank

Company Release – 01/19/2022

Bank First Corporation Signs Definitive Agreement to Acquire Denmark Bancshares, Inc.

Highlights of the Announced Transaction

▪	Aligns with Bank First’s strategic growth plans within the State of Wisconsin

▪	Benefits customers of both institutions through an enhanced suite of products and services

▪	Companies share a similar relationship-based, community banking philosophy

▪	Strengthens Bank First’s franchise through greater deposit market share in Northeast Wisconsin

▪	Denmark’s expertise in agricultural banking, along with Bank First’s commitment and scale, will allow the combined organization to better serve farmers across Wisconsin.

MANITOWOC, Wis. and DENMARK, Wis., January 19, 2022 /PRNewswire/ -- Bank First Corporation (Nasdaq: BFC) (“Bank First” or “the Company”), the holding company of Bank First, N.A., announced today the signing of an Agreement and Plan of Merger with Denmark Bancshares, Inc. (OTCQX: DMKBA and DMKBB) (“Denmark”), parent company of Denmark State Bank, a Wisconsin state-chartered bank, under which Bank First has agreed to acquire 100% of the common stock of Denmark in a combined stock-and-cash transaction.

Under the terms of the Agreement and Plan of Merger, each Denmark shareholder will have the option to receive either $38.10 in cash per share or 0.5276 of a share of Bank First’s common stock in exchange for each share of Denmark common stock, subject to customary proration and allocation procedures, such that no less than 80% of Denmark shares will receive stock consideration and no greater than 20% will receive cash consideration. The aggregate consideration is valued at approximately $119.5 million.

As of December 31, 2021, Denmark had approximately $687.6 million in consolidated assets, $479.4 million in gross loans, $614.5 million in deposits and $68.0 million in consolidated stockholders’ equity. Based on the financial results as of December 31, 2021, the combined company will have total assets of approximately $3.6 billion, loans of approximately $2.7 billion and deposits of approximately $3.2 billion.

The Agreement and Plan of Merger has been approved by the Boards of Directors of Bank First and Denmark. The closing of the transaction, which is targeted to take place early third quarter 2022, is subject to customary closing conditions, including regulatory approval and approval by the shareholders of Denmark and Bank First.

The two institutions offer a diverse set of competencies that when combined are expected to result in a stronger organization. Denmark has established itself as a leading provider of financial products and services in Northeast Wisconsin, resulting in a strong deposit base. This complements Bank First’s already strong presence in Manitowoc County and enhances its growing footprint in Brown County. Bank First recently announced the purchase of a seven acre parcel of property to build a new flagship office along Shawano Avenue and South Taylor Street next to the Meijer store in Green Bay, solidifying its commitment to Green Bay and the surrounding communities.

Denmark’s customers will benefit from Bank First’s 49.8% ownership of UFS, LLC, a bank technology outfitter which provides digital, core, cybersecurity, managed IT, and cloud services to banks in the Midwest. Bank First’s relationship with UFS creates opportunities to access the latest advancements in banking technology at a faster rate than its peers.

Bank First’s focus on providing innovative products and services will allow the customers of Denmark to benefit from a wide array of retail banking products and loan programs tailored to the unique needs of each individual or family. A benefit to business customers will be to leverage the combined organization’s suite of treasury management products and services, specifically taking advantage of Bank First’s in-house merchant services program. Additionally, Denmark has expertise in agricultural banking dating back to 1909. Denmark’s highly knowledgeable agricultural team will be essential as Bank First continues to expand its presence in this sector.

“We are thrilled to unite with Denmark State Bank and expand our footprint in Wisconsin,” stated Mike Molepske, President and Chief Executive Officer of Bank First. “Similar to Bank First, Denmark is a long-standing organization focused on relationship banking. Bank First and Denmark date back to 1894 and 1909, respectively. Together, we will continue our shared mission of building meaningful relationships and strengthening the communities we serve by providing value-driven financial solutions and giving back through volunteerism and philanthropic initiatives.”

“We look forward to working together to maintain our tradition of community banking in Northeastern Wisconsin,” stated Scot Thompson, President and Chief Executive Officer of Denmark State Bank. “Our core values at Denmark State Bank include integrity, honesty and exemplary customer service, and Bank First is the ideal partner to carry these values forward for years to come. This partnership strengthens our team, provides an enhanced suite of products to our customers and adds value to our loyal shareholders.”

Hovde Group, LLC served as financial advisor to Bank First and Alston & Bird LLP served as legal counsel. Piper Sandler & Co. served as financial advisor to Denmark and Godfrey & Kahn S.C. served as legal counsel.

Bank First Corporation

Bank First Corporation is a bank holding company headquartered in Manitowoc, Wisconsin with total assets of approximately $2.9 billion. Its principal activity is the ownership and operation of Bank First, a nationally-chartered community bank that operates 21 banking centers serving Wisconsin. The bank’s history dates back to 1894 when it was founded as the Bank of Manitowoc. For more information on Bank First, please visit www.bankfirstwi.bank.

Denmark Bancshares, Inc.

Denmark Bancshares, Inc. is a bank holding company headquartered in Denmark, Wisconsin with total assets of approximately $687.6 million. Its principal activity is the ownership and operation of Denmark State Bank, an independent community bank that offers seven banking offices in Denmark, Bellevue, Howard, Lawrence, Reedsville, Shawano, and Whitelaw. Denmark State Bank offers a wide variety of financial products and services including loans, deposits, mortgage banking, and investment services.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on Bank First’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of Denmark’s business into Bank First, (5) the failure to obtain the necessary approval by the shareholders of Denmark or Bank First, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by Bank First to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of Denmark’s operations into the operations of Bank First will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Bank First’s issuance of additional shares of its common stock in the Merger transaction, and (13) general competitive, economic, political and market conditions. Other relevant risk factors may be detailed from time to time in Bank First’s press releases and filings with the Securities and Exchange Commission (the “SEC”). Consequently, no forward-looking statement can be guaranteed. Neither Bank First nor Denmark undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this news release or any related documents, Bank First and Denmark claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer or solicitation would be unlawful. In connection with the proposed Merger, Bank First will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Denmark and Bank First, and a prospectus of Bank First, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BANK FIRST, DENMARK AND THE PROPOSED MERGER. The joint proxy statement/prospectus will be sent to the shareholders of Denmark and Bank First seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related joint proxy statement/prospectus, when filed, as well as other documents filed with the SEC by Bank First through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by Bank First will also be available free of charge by directing a written request to Bank First Corporation, P.O. Box 10, Manitowoc, Wisconsin 54221-0010, Attn: Kelly Dvorak. Bank First’s telephone number is (920) 652-3100.

Participants in the Transaction

Bank First, Denmark and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Denmark and Bank First in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Bank First and its directors and officers may be found on Bank First’s Investor Relations page at www.BankFirstWI.bank.

Contacts

Bank First: Mike Molepske, President & CEO, at mmolepske@bankfirstwi.bank or (920) 652-3202

Denmark: Scot Thompson, Chairman, President & CEO, at scott@denmarkstate.com or (920) 863-1057